UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2006

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-14827	06-1488212
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701

(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement of Dr. John J. McGrath.  On March 1, 2005, EVCI and Dr. John J. McGrath, EVCI’s Chief Executive Officer and President, amended Dr. McGrath’s Amended and Restated Employment Agreement to extend the expiration date of this term of employment by one year to December 31, 2008.

Salary Reduction Plan. Dr. McGrath, Dr. Arol I. Buntzman, EVCI’s Chairman, and Joseph J. Looney, EVCI’s Chief Financial Officer are each participants in a voluntary salary reduction plan. For their agreements to reduce their base salary by 10% for the period March 1 through December 29, 2006, on March 6, 2006 they received grants of restricted EVCI common stock under EVCI’s Amended and Restated 2004 Incentive Stock Plan (the “Plan”). Dr. McGrath reduced his salary by $ 40,833 and received 40,833 shares. Dr. Buntzman reduced his salary by $ 52,500 and received 52,500 shares. Mr. Looney reduced his salary by $16,500 and received 16,500 shares. These shares will vest and become non-forfeitable on December 29, 2006, as to each individual, provided he has been continuously employed by EVCI from March 1 through December 29, 2006. Vesting is accelerated in the event of a Change of Control, as defined in the Plan, or a termination of the individual’s employment on account of his death or Permanent Disability or by EVCI without Cause or by the individual for Good Reason. Permanent Disability, Cause and Good Reason are as defined in the individual’s written Employment Agreement with EVCI on the date the determination of Permanent Disability, Cause or Good Reason is made.

Employment Agreement and Restricted Stock Agreement of Joseph D. Alperin. On March 6, 2006, EVCI entered into an Employment Agreement and Restricted Stock Agreement, each dated March 1, 2006, with Joseph D. Alperin, EVCI’s General Counsel and Vice President for Corporate Affairs. Mr. Alperin’s prior employment agreement with EVCI expired on December 31, 2005. The terms of these agreements are summarized below:

•	Mr. Alperin will continue to serve as EVCI’s General Counsel and Vice President for Corporate Affairs for a term beginning March 1, 2006 and expiring February 28, 2009 (the “Employment Term”).

•	He is required to spend his full business time performing his duties at an annual salary for each year of the Employment Term of $260,000.

•
As an incentive to entering into the Employment Agreement, Mr. Alperin will be paid a cash bonus of $75,000 (the “Cash Bonus”) when EVCI determines that its cash resources reasonably permit the payment of the Cash Bonus. The Cash Bonus is payable prior to, or simultaneous with, the payment of any cash bonus to any other officer of EVCI or any of its subsidiaries and even if the Employment Term has terminated for any reason.

•	Subsequent bonuses are in the discretion of EVCI’s compensation committee or full board of directors after considering recommendations of EVCI’s Chief Executive Officer and EVCI’s Chairman.

•
Mr. Alperin can participate on the same basis and subject to the same qualifications applicable to other executive full-time personnel of EVCI (exclusive of Drs. Buntzman and McGrath) in any benefit plans and policies of EVCI.

•
If EVCI terminates Mr. Alperin’s employment without Cause (as defined) or he terminates his employment for Good Reason (as defined), his salary continues for the greater of 24 months or the unexpired portion of the Employment Term. In addition, his health insurance benefits continue for 24 months and the non-solicitation and non-compete provisions referred to below do not apply.

•
If Mr. Alperin’s employment is terminated as a result of his death or Permanent Disability (as defined), his estate or he will get a lump sum payment of four month’s salary and all benefits will be continued for eight months.

•
Until 18 months after termination of Mr. Alperin’s employment (except without Cause by EVCI or for Good Reason by him), he cannot induce employees to leave their employment with EVCI or its subsidiaries, and cannot participate in any capacity in any business activities, within 75 miles of any college, school or office operated by EVCI or any of its subsidiaries, that compete with the business then being conducted by EVCI or any of its subsidiaries.

•
As a bonus for his services in 2005, Mr. Alperin was granted 100,000 shares of restricted stock under the Plan. The shares vest and become non-forfeitable on a cumulative basis as to 50,000 shares on December 29, 2006 and 25,000 shares on each February 28, 2008 and 2009 provided Mr. Alperin has been continuously employed by EVCI. Vesting is accelerated in the event of a “Change of Control” as defined in the Plan or a termination of Mr. Alperin’s employment on account of his death or Permanent Disability or by EVCI without Cause or by Mr. Alperin for Good Reason.

 Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter agreement, dated March 1, 2006, between the Registrant and Dr. John J. McGrath.

10.2	Form of Restricted Stock Award Agreement for the restricted stock awards to Dr. John J. McGrath, Dr. Arol I. Buntzman and Joseph J. Looney, without Annexes A and B.

10.3	Employment Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin.

10.4	Restricted Stock Award Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin, without Annex A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report, dated March 1, 2006, to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Date: March 6, 2006	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter agreement, dated March 1, 2006, between the Registrant and Dr. John J. McGrath.

10.2	Form of Restricted Stock Award Agreement for the restricted stock awards to Dr. John J. McGrath, Dr. Arol I. Buntzman and Joseph J. Looney, without Annexes A and B.

10.3	Employment Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin.

10.4	Restricted Stock Award Agreement, dated March 1, 2006, between the Registrant and Joseph D. Alperin, without Annex A.